EXHIBIT 10.3
LICENSE AGREEMENT
THIS AGREEMENT is made as of the 24th day of April, 2009 (the “Effective Date”)
BETWEEN

HearUSA, INC., a corporation established under the laws of Delaware. 1250 Northpoint Parkway, West Palm Beach, FL 33407
Telephone Number:	(561) 478-8770 ext. 133
Fax Number:	(561) 688-8893
(hereinafter, “Licensor”)
AND

HELIX HEARING CARE OF AMERICA CORP., a corporation established under the laws of Canada 815 Taylor Creek Drive, Suite 203, Cumberland, ON K1C 1T1
Telephone Number:	(613) 824-2771
Fax Number:	(613) 824-1109
(hereinafter, “Licensee”)
IN CONSIDERATION of the covenants and agreements set out in this Agreement, and other good and valuable consideration, the parties agree as follows:
1. BACKGROUND AND DEFINITIONS
1.1 Definitions. A glossary of defined terms is set out in Schedule A (Glossary). All capitalized terms used in this License Agreement will have the meaning set out in Schedule A.
1.2 Background. Licensee wishes to license the Software. Licensor is engaged in a business substantially similar to that carried on by the Licensee and operates and maintains the Software in support of its business.
2. LICENSE
2.1 Grant. Licensor grants to Licensee a perpetual, non-transferable (except as set forth in Section 11.4), irrevocable (subject to the provisions in Section 4) license as follows with respect to the Software and Documentation:
(a)
to use the Software in connection with Licensee’s operations, for the benefit of Licensee, in accordance with the terms of this Agreement, including: (i) use for disaster recovery, training, testing and production purposes; and (ii) running, executing, storing, transmitting, copying and networking the Software;

(b)	to reproduce copies of applicable Documentation as required by Licensee;
(c)
to duplicate the Software for archival or back-up purposes and store such duplicate copies at locations other than Licensee’s location set out at the start of this Agreement provided that: (i) the copy contains all of the original Software’s proprietary notices; (ii) Licensee maintains accurate and up-to-date records of the location of any copy made; and (iii) Licensee agrees not to transfer any back-up copy of the Software unless in accordance with the assignment provisions of this Agreement;

(d)	to use the Software at an alternative processing site concurrent with use in the primary processing location for disaster recovery purposes, as well as for disaster recovery testing and drills; and
(e)
to create interfaces between the Software and other systems and program materials as may be required by Licensee to achieve the maximum benefits from its use of the Software and of such other systems and program materials.

Furthermore, Licensee may sublicense the Software and Documentation to Licensor or any of its Affiliates for use in Canada.
2.2 Reserved Rights. Except for the limited license rights expressly granted in this Agreement, Licensor reserves all rights, title and interest in and to the Software and Documentation.
2.3 Exclusivity. Subject to the terms and conditions of this Agreement, the license granted in Section 2.1 is an exclusive license in all provinces and territories in Canada. During any period of time that Licensor is obligated to provide any services to Licensee in respect of the Software, Licensor may use the Software in all provinces and territories in Canada for the sole purpose of providing such services to Licensee.
2.4 Restrictions. Licensee agrees not to (and will not allow, direct or authorize any User to): (i) use the Software other than in accordance with this Agreement; (ii) remove any proprietary notices from the Software or Documentation; (iii) sublicense, sell or otherwise distribute the Software to any third party, except, Licensee shall be entitled to permit any service providers to Licensee to exercise the rights and licenses granted under this Agreement only for the purposes of providing services to Licensee, as the case may be; or (iv) unless otherwise expressly agreed in writing by Licensee and Licensor:
(a)	decompile, disassemble, or reverse engineer the Software; or
(b)	modify or create any derivative works based on the Software.
2.5 Alternative Licenses. Licensor agrees that this Agreement is the only agreement between the parties with respect to the Software and Documentation and that any shrink wrap or click wrap license terms included or presented with either is not binding on the parties.
2.6 Modifications. Licensor shall not be required under this Agreement to: (i) provide Enhancements, Updates or error corrections, or (ii) create any interfaces, program materials, or other derivative works or modifications for the benefit of Licensee.
3. FEES AND PAYMENT
3.1 Fees. The fee payable by Licensee to Licensor applicable to Licensee’s use of the Software and Documentation (“Fees”) is the lump sum amount of $5,000,000 Canadian which amount Licensor acknowledges having received as of the date hereof.
3.2 Taxes. None of the Fees are subject to any taxes whatsoever.
3.3 Canadian Currency. All amounts specified in this Agreement refer to Canadian currency.
4. TERMINATION
4.1 Termination by Licensee. Licensee may terminate this Agreement immediately on written notice to Licensor, if Licensor is in material default of any provision of this Agreement that is not cured or addressed to the satisfaction of Licensee (acting reasonably) within 20 Business Days following written notice of the default from Licensee.
4.2 Termination by Licensor. Licensor may terminate this Agreement immediately on written notice to Licensee, if Licensee is in material default of any provision of this Agreement that is not cured or addressed to the satisfaction of Licensor (acting reasonably) within 20 Business Days following written notice of the default from Licensor.

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4.3 Termination and Licenses. If Licensor exercises its termination rights pursuant to Section 4.2 of this Agreement, all licenses granted under Section 2 are terminated immediately and Licensee will cease all use of the affected Software, and shall return, delete or destroy all copies of the Software and Documentation. Notwithstanding the foregoing, Licensee may retain one archival copy of the Software and the Documentation.
4.4 Software No Longer Used By Licensor. If, at any time after 36 months from the Effective Date, Licensor provides to Licensee a written notice that Licensor has permanently ceased its use of the Software outside of Canada, Licensee will, within 180 days of its receipt of such written notice, cease its use of the Software.
4.5 Termination for Convenience by Licensee. If, pursuant to Section 11.4, Licensor assigns its rights or delegates its duties under this Agreement, either in whole or in part, Licensee may, in its sole discretion, terminate this Agreement upon written notice to Licensor. In the event of such termination under this Section 4.5 neither Licensor nor its assignee will have any further obligations or liabilities under this Agreement except pursuant to those provisions of this Agreement that survive termination of this Agreement pursuant to Section 4.7.
4.6 Intellectual Property Infringement Claim. If Licensor provides to Licensee a written legal opinion from its legal counsel (whose legal practice is principally in the intellectual property law field) that Licensee’s or Licensee’s Representatives continued use of the Software will likely result in an infringement of a third party’s Intellectual Property Rights in or to the Software, Licensee will cease its use of the Software within 30 days of Licensee’s receipt of such written legal opinion.
4.7 Survival. Those Sections which by their nature should survive the termination of this Agreement will survive termination, including Sections 1.1, 2.2, 4.3, 4.4, 4.6, 4.7, 5, 6.4, 7, 8, 9, 10 and 11.
5. CONFIDENTIAL INFORMATION
5.1 General. Licensee and Licensor agree to be bound by the terms and conditions set out in Schedule C, and any additional terms and conditions regarding privacy, confidentiality or security set out in this Agreement.
6. WARRANTIES AND DISCLAIMERS OF WARRANTIES
6.1 Right to Grant Licenses. Licensor represents and warrants to and covenants with Licensee, which representations, warranties and covenants will continue for a period of 24 months after the Effective Date, as follows: (i) Licensor has the right and authority to grant the rights and licenses set out in this Agreement free of any security interest, lien, encumbrance or claim of any kind in favour of or by any third party; and (ii) neither the Software nor the Documentation will infringe upon or violate any third-party Intellectual Property Rights.
6.2 Exclusion. The warranties set out in Section 6.1 do not extend to any damages, malfunctions, or non-conformities caused by: (i) Licensee’s use of the Software in violation of the license granted under this Agreement; or (ii) the Software having been modified other than by Licensor.
6.3 Authority. Licensor represents and warrants to and covenants with Licensee that Licensor has the right and authority to enter into this Agreement. Licensee represents and warrants to and covenants with Licensor that Licensee has the right and authority to enter into this Agreement.
6.4 Disclaimer. THE SOFTWARE IS PROVIDED BY THE LICENSOR TO THE LICENSEE “AS-IS” AND, WITH THE EXCEPTION OF THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN SECTION 6.1 AND SECTION 6.3, LICENSOR EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES, COVENANTS OR CONDITIONS WITH RESPECT TO THE SOFTWARE, DOCUMENTATION, OR OTHERWISE ARISING FROM THIS AGREEMENT WHETHER EXPRESS OR IMPLIED, PAST OR PRESENT, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITH THE EXCEPTION OF ANY EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS AGREEMENT, LICENSEE EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES, COVENANTS OR CONDITIONS ARISING FROM THIS AGREEMENT WHETHER EXPRESS OR IMPLIED, PAST OR PRESENT, STATUTORY OR OTHERWISE.

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7. INDEMNIFICATION
7.1 Intellectual Property Indemnification. Licensor will indemnify and hold Licensee and Licensee’s Representatives harmless from any and all charges, losses, damages and expenses (including legal fees and expenses) incurred in connection with any claims, demands, suits, actions, and other liabilities asserted against any of them as a result of alleged or actual infringement of any Intellectual Property Right arising from the receipt or use of the Software or Documentation by Licensee, Licensee’s Representatives or Users, provided that Licensee: (i) gives Licensor prompt written notice of any such claim; (ii) gives Licensor all reasonable co-operation, information and assistance to handle the defense or settlement; (iii) gives Licensor, immediately upon Licensor’s request, sole control of the defense and settlement negotiations; and (iv) except to the extent required by law, Licensee makes no admission regarding any such claim without Licensor’s prior written consent. Licensor may not agree to any settlement of any claim that results in any obligations being incurred by Licensee, Licensee’s Representatives or Users without Licensee’s prior written consent. Provided that Licensor complies with this Section 7, Licensee shall have no remedy against Licensor in addition to the indemnification provided above, except it may at its option terminate this Agreement.
7.2 Harmful Code Indemnification. Licensor will indemnify and hold Licensee harmless from any and all losses, damages and expenses incurred in connection with any harmful or hidden programs or data incorporated in the Software with malicious and mischievous intent including viruses, time bombs, trap doors or similar malicious instructions, techniques or devices capable of disrupting, disabling, damaging or shutting down a computer system or software or hardware component thereof (“Harmful Code”). Once Licensee has actual knowledge of any Harmful Code, Licensee will use commercially reasonable efforts to mitigate any of its potential losses, damages and expenses. The indemnity set out this Section 7.2 shall be subject to the limitation of liability set out in Section 8.1, Section 8.2 and Section 8.3 and shall terminate 3 years from the Effective Date.
8. LIMITATION OF LIABILITY
8.1 Indirect Damages. NEITHER PARTY (INCLUDING ITS REPRESENTATIVES) WILL BE LIABLE TO THE OTHER IN ANY WAY WHATSOEVER, FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, OR SPECIAL DAMAGES. THIS LIMITATION WILL APPLY WHETHER OR NOT THE DAMAGES ARE FORESEEABLE OR THE DEFAULTING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
8.2 Direct Damages. THE PARTIES AGREE THAT THE MAXIMUM AGGREGATE LIABILITY OF EACH PARTY FOR ANY CLAIM, ACTION OR DEMAND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (“CLAIM”) WILL BE LIMITED TO SUCH DIRECT DAMAGES AS ARE ACTUALLY INCURRED BY THE CLAIMING PARTY.
8.3 Limit. IN NO EVENT WILL THE TOTAL CUMULATIVE LIABILITY OF LICENSOR (INCLUDING ITS REPRESENTATIVES) TO LICENSEE (INCLUDING ITS REPRESENTATIVES), FOR ANY CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, EXCEED $500,000.00.
8.4 Exceptions. THE EXCLUSIONS AND LIMITATIONS OF LIABILITY SET OUT IN SECTION 8.1, SECTION 8.2 AND SECTION 8.3 DO NOT APPLY TO ANY CLAIM ARISING FROM FRAUD OR WILFUL MISCONDUCT OR ANY CLAIM FOR INDEMNIFICATION UNDER SECTION 7.1. OTHERWISE, THE FOREGOING PROVISIONS SET OUT IN THIS SECTION 8 WILL APPLY REGARDLESS OF THE FORM OR CAUSE OF ACTION.
9. DISPUTE RESOLUTION
9.1 General. The Parties agree to use the dispute resolution procedures set out in Schedule D to resolve any disputes which may arise out of or in connection with this Agreement or which are otherwise related to this Agreement.

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9.2 Exceptions. Notwithstanding Section 9.1, the parties acknowledge and agree that either party shall be entitled to seek an injunction or other equitable relief in order to prevent any continuing or ongoing breach of this Agreement, or any violation of any other legal obligation of the other party with respect to any Confidential Information or Personal Information required to be protected under this Agreement.
10. NOTICE
10.1 Notices. Any notice given pursuant to this Agreement will be in writing and addressed to the other party at the address for the other party listed at the start of this Agreement. Any such notice will be deemed to have been received two Business Days following: (i) deposit with a globally recognized overnight delivery service, all delivery charges pre-paid; or (ii) transmission if sent by facsimile and receipt confirmed by the facsimile machine used. Either party may designate a different address by written notice to the other party given in accordance with this Section.
11. GENERAL
11.1 Entire Agreement. This Agreement constitutes the complete and exclusive agreement between the parties with respect to its subject matter, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding its subject matter. Except as expressly set out in this Agreement, this Agreement may be changed only by a written document signed by authorized representatives of Licensor and an authorized representative of Licensee. Should any provision of this Agreement be held to be invalid by a court of competent jurisdiction, then that provision will be enforced to the extent permissible, and all other provisions will remain in effect and are enforceable by the parties.
11.2 Interpretation.
(a)	The headings used in this Agreement are for convenience of reference only, and are not intended to be full or accurate descriptions of the content of the paragraphs.
(b)	No provision of this Agreement will be interpreted against any party merely because that party or its legal representative drafted the provision.
(c)	This Agreement has been drawn up in English at the request of the parties.
(d)	All remedies are cumulative.
(e)	This Agreement is for the benefit of, and binding upon the parties, their successors and permitted assigns.
(f)
Throughout this Agreement, the term “including” or the phrases “e.g.,” or “for example” have been used to mean “including, without limitation”. The examples provided should not be considered to be all-inclusive.

(g)	Words denoting the singular include the plural and vice versa, and words denoting any gender include all genders.
(h)
Except as otherwise provided, the terms “hereunder”, “herein”, “hereby”, “hereof”, “hereto”, “hereinafter” and any other similar expression when used in this Agreement usually refer to this Agreement as a whole rather than to any particular section thereof.

11.3 Waiver. No term of this Agreement will be deemed to be waived by reason of any previous failure to enforce it. No term of this Agreement may be waived except in a writing signed by the party waiving enforcement.

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11.4 Assignment. Except as expressly set out in this Agreement or unless the context otherwise requires, neither party may assign its rights or delegate its duties under this Agreement, either in whole or in part, without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Notwithstanding the preceding sentence, either party may, without the prior written consent of the other party, assign this Agreement as part of a sale of all or substantially all of its assets; provided that the assigning party gives the other party written notice of such assignment on the date the assignment is made. Notwithstanding the foregoing, Licensor shall not be entitled to assign, either in whole or in part, any of its rights or delegate any of its duties under this Agreement to any third party (including any Affiliate) who is in the business of operating hearing clinics or hearing centres in Canada. As part of any assignment by Licensor, as permitted pursuant to this section 11.4, Licensor shall obtain written assurances from its assignee that such assignee does not and shall not operate any hearing clinics or hearing centres in Canada. Upon any assignment hereunder, the assigning party shall remain responsible for the acts and omissions of its assignee. Subject to the restrictions in this Section 11.4, this Agreement will be binding on, will inure to the benefit of, and will be enforceable against the parties and their respective successors and assigns.
11.5 Independent Contractors. The relationship between the parties is that of independent contractors. This Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between them. Neither party will have the power to bind the other without the other party’s prior written consent.
11.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, without reference to the conflict of laws provisions or principles. The parties agree that any Dispute shall be dealt with in accordance with Schedule D. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.
11.7 Media. The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither of them shall issue any such press release or make any such public announcement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.
11.8 Force Majeure. Except as expressly provided otherwise in this Agreement, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control that could not have been avoided by the exercise of reasonable foresight provided that the party affected by such failure or delay gives the other party prompt written notice of the cause, and uses reasonable commercial efforts to correct such failure or delay within a reasonable period of time (not to exceed 30 days).
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License Agreement — CMS Software	Confidential

IN WITNESS WHEREOF THE PARTIES hereto have executed this Agreement as of the Effective Date:

HearUSA, INC.		HELIX HEARING CARE OF AMERICA CORP.

By:		By:

	Name:		Name:

	Title:		Title:

[Signature page to the License Agreement]

License Agreement — CMS Software	Confidential

SCHEDULE A
GLOSSARY
In this Agreement, the following words and phrases have the meanings set out below:
“Affiliate” means a legal entity that: (a) owns and controls a party, directly or indirectly, or (b) is owned and controlled, directly or indirectly, by a party, or (c) is directly or indirectly under common ownership and control with a party.
“Agreement” means the sections and schedules of this Software License Agreement as amended from time to time, and such other documents as are expressly incorporated by reference in this Software License Agreement.
“Business Day” means Monday to Friday inclusive, other than a day that is observed as a statutory or civic holiday in the Province of Ontario.
“Confidential Information” has the meaning set out in Schedule C.
“Dispute” has the meaning set out in Schedule D.
“Documentation” means all documents (regardless of how embodied) that are related to or that are reasonably required to enable Licensee to use or to obtain the benefit of the Software or Services including specifications.
“Effective Date” means the date of this Agreement set out at the start of this Agreement.
“Enhancements” means improvements, refinements, upgrades or other modifications to the Software that add new functionality or features to the Software without being an Update. For clarity, Enhancements are a subset of the Software.
“Fees” is defined in Section 3.1.
“Harmful Code” is defined in Section 7.2.
“Intellectual Property Rights” means all the intellectual property, industrial and other proprietary rights, protected or protectable, under the laws of the United States, Canada, any other country, or any political subdivision thereof, including, without limitation: (i) all trade names, trade dress, trade-marks, service marks, logos, brand names and other identifiers; (ii) copyrights, moral rights (including rights of attribution and rights of integrity); (iii) all trade secrets, inventions, discoveries, devices, processes, designs, techniques, ideas, know how and other confidential or proprietary information, whether or not reduced to practice; (iv) all domestic and foreign patents and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof; and (v) all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated with (i) through (iv) above.
“Laws and Regulations” means any and all applicable federal, state, provincial, or municipal (or other political subdivisions thereof) laws, by-laws, codes, orders, ordinances, rules, regulations or statutes and all applicable judicial or administrative judgements and orders and rules of common law that are in existence on the Effective Date of this Agreement or come into existence during the duration of this Agreement, all as amended, re-enacted, consolidated or replaced, from time to time.
“Person”, if the context allows, means any individual, person, estate, trust, firm, partnership or corporation, government or any agency or ministry of any government, and includes any successor to any of the foregoing.
“Personal Health Information” means any information that is described as personal health information in section 4 of PHIPA or any similar Laws and Regulations in effect in any province or territory of Canada.
“Personal Information” means any personal information which is required to be protected pursuant to any Laws and Regulations pertaining to the protection of personal information. For clarification, Personal Information is a subset of Confidential Information.

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“PHIPA” means the Personal Health Information Protection Act, 2004, S.O. 2004, Chapter 3, Schedule A as amended or replaced from time to time.
“Representatives” means, in the case of Licensee, Licensor or any other Person, any directors, officers, appointees, employees, agents, consultants or subcontractors, as well as the subcontractor’s directors, officers, employees, agents, consultants or subcontractors.
“Software” means the items of software, including all code to be supplied by Licensor to Licensee, as set out in Schedule B. Updates and Enhancements provided to Licensee are deemed to be Software.
“Update” means fixes, patches, improvements, refinements or other modifications to the Software that address any known problem with the Software and may incidentally improve the functionality of the Software. For clarity, Updates are a subset of the Software.
“User” means any individual who is identified by Licensee as a User and is: (i) a Representative of Licensee; or (ii) a Representative of any Licensee service provider who requires the right to obtain access to and to use one or more items of Software in connection with its provision of services to Licensee.

License Agreement — CMS Software	Confidential

SCHEDULE B
SOFTWARE
The following is intended solely as a description of the features and functionality of the Software and Documentation. To the extent that there is any inconsistency between this Schedule and any other portion of the Agreement, the other provision shall take precedence.
1. OBJECT CODE
The following modules form part of the Software and Licensor will provide a copy of each of the following modules to Licensee in object code form:
(a)	Patient Information Module
The Patient Information module of the Software is a tool for capturing patient information including primary/secondary addresses, responsible parties, primary/secondary physicians, phone number, referral sources, contact preferences, Date of Birth, visit outcome, and patient notes.
For a more detailed description of the Patient Information module of the Software, please see the Documentation.
(b)	Appointment Scheduler Module
The Appointment Scheduler module of the Software is a tool for enabling appointment views (by day by professional by room) and also capturing professional, appointment type, referral source, appointment confirmation, 3rd party confirmation, appointment status, 3rd party representation, and appointment notes.
For a more detailed description of the Appointment Scheduler module of the Software, please see the Documentation.
(c)	Order Module
The Order module of the Software is a tool for capturing hearing aid options, ear mold, repairs and ordering information.
For a more detailed description of the Order module of the Software, please see the Documentation.
(d)	Invoice & Returns Module
The Invoice & Returns module of the Software is a tool for capturing and calculating invoices based on insurance plan benefits and allows a reversal of the invoice process.
For a more detailed description of the Invoice & Returns module of the Software, please see the Documentation.
(e)	Medical Reporting Module
The Medical Reporting module of the Software is a tool that contains the following information, functions and features:
(i)	Captures the patients’ audiometric history
(ii)	Food and Drug Administration (FDA) questions
(iii)	Prior hearing aid (HA) history which includes purchases
(iv)	Help feature to interpret audiometric data
(v)	Audiometric findings including speech testing
(vi)	Immittance Testing
(vii)	Summary of findings and recommendations
(viii)	Data can feed into a separate marketing database (Not included)
(ix)	Produces a medical consultation form
(x)	Auditory brainstem response/electronystagmography (ABR/ENG) interpretation and reporting
For a more detailed description of the Medical Reporting module of the Software, please see the Documentation.

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(f)	Physician Referral Module
The Physician Referral module of the Software is a tool for capturing primary and specialty physician information as well as alternate locations.
For a more detailed description of the Physician Referral module of the Software, please see the Documentation.
(g)	Operational Reporting Module
The Operational Reporting module of the Software is a tool that contains built-in reports that allow center to manage appointment scheduling, patient, daily operations.
For a more detailed description of the Operational Reporting module of the Software, please see the Documentation.
(h)	Daily Transaction Module
The Daily Transaction module of the Software is a tool for allowing centers to summarize daily financial transactions.
For a more detailed description of the Daily Transaction module of the Software, please see the Documentation.
(i)	Call-Center Capable Interface Module
The Call-Center Capable Interface module of the Software is a tool that contains a built-in ability that allows a scaled down version of the Software for call-center appointment scheduling.
For a more detailed description of the Call-Center Capable Interface module of the Software, please see the Documentation.
(k)	Data Mining/Marketing Abilities Module
The Data Mining/Marketing Abilities module of the Software is a tool for enabling Users to capture, sort and search information contained in the other modules of the Software.
For a more detailed description of the Data Mining/Marketing Abilities module of the Software, please see the Documentation.
(l)	Price Quoting System Module
The Price Quoting System module of the Software is a tool for allowing professionals to quote and specify pricing before order creation.
For a more detailed description of the Price Quoting System module of the Software, please see the Documentation.
(m)	Insurance & Member Information Module
The Insurance & Member Information module of the Software is a tool for capturing patients’ and members’ primary and secondary insurance information.
For a more detailed description of the Insurance & Member Information module of the Software, please see the Documentation.
(n)	Insurance Plan Entry Module
The Insurance Plan Entry module of the Software is a tool for allowing Users to capture unlisted/non-covered insurance plans and patient and member information.
For a more detailed description of the Insurance Plan Entry module of the Software, please see the Documentation.

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(o)	Plan/Benefit Lookup Module
The Plan/Benefit Lookup module of the Software is a tool for linking to a repository of plan information including detailed descriptions and benefits (Sample plan will be provided).
For a more detailed description of the Plan/Benefit Lookup module of the Software, please see the Documentation.
(p)	Report Catalogue Module.
The Report Catalogue module of the Software is a resource for creating various reports. For a more detailed description of the Report Catalogue module of the Software, please see the Documentation.
2. DOCUMENTATION
Licensor will provide Documentation to Licensee, including without limitation, the following items:
1. The document entitled “Helix Hearing Care Centre CMS and Helix Procedures” (the “Procedures Document”), a copy of which is attached as Exhibit A to this Schedule B. For purposes of clarity, the Procedures Document is attached hereto for purposes of describing the functionality of the Software. Licensee is not required to follow the procedures set out in the Procedures Document.
2. The one page schematic diagram which describes how all of the modules interact with the Software.

License Agreement — CMS Software	Confidential

EXHIBIT A TO SCHEDULE B
HELIX HEARING CARE CENTRE CMS AND HELIX PROCEDURES
Attached is a copy of the document entitled “Helix Hearing Care Centre CMS and Helix Procedures”.

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EXHIBIT B TO SCHEDULE B
SCHEMATIC DIAGRAM OF SOFTWARE
Attached is a copy of the one page schematic diagram which describes how all of the modules interact with the Software.

License Agreement — CMS Software	Confidential

SCHEDULE C
CONFIDENTIALITY AND PRIVACY
1. CONFIDENTIALITY
1.1 Definitions and Background.
(a)
“Confidential Information” means any and all information and materials, which: (i) are designated in writing, as confidential at the time of disclosure, or (ii) a reasonable person, having regard to the circumstances, would regard as confidential, including Personal Information. For clarity, the Software and Documentation are Confidential Information.

(b)
Both parties recognize that the protection of any Confidential Information provided or made available by either party or from whom access is otherwise obtained, is of vital importance to the party who provided it or made it available or from whom access is otherwise obtained.

(c)
Both parties acknowledge that Confidential Information may include Personal Health Information and that protecting the privacy of the individuals to whom such information relates is of paramount concern.

(d)
“Disclosing Party” means, with respect to any item of Confidential Information, the party who provides or otherwise makes available such Confidential Information to the other party, or from whom access to the Confidential Information is otherwise obtained, either directly or indirectly.

(e)	“Recipient” means, with respect to any item of Confidential Information, the party who receives or otherwise obtains access to such information.
1.2 Exceptions. Confidential Information does not include information which:
(a)	is or at any time is made generally available to the public by the Disclosing Party, but only after it becomes generally available to the public;
(b)	is known to the Recipient (as substantiated by cogent and reliable written evidence in the Recipient’s possession) free of any restrictions at the time of disclosure;
(c)	is independently developed by the Recipient through individuals who have not had either direct or indirect access to the Confidential Information; and
(d)
is rightfully obtained by the Recipient, without any obligation of confidence of any kind, from a third party who had a right to transfer or disclose it to the Recipient free of any obligation of confidence.

The above listed exceptions do not apply in the case of Confidential Information that is also Personal Information.
1.3 Required by Law. The Recipient shall not be liable for disclosure of Confidential Information if disclosure is required by law, provided that the Recipient, to the extent permitted by applicable Laws and Regulations, notifies the Disclosing Party of any such requirement as soon as legally permissible, so that the Disclosing Party may seek a protective order or other relief.
1.4 Ownership. As between the parties, each party is the owner of its Confidential Information, and except to the extent set out in this Agreement, no interest, licence or other right in or to its Confidential Information is granted to the other party or implied simply by the disclosure of the Confidential Information.

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1.5 Warranties. EXCEPT TO THE EXTENT EXPRESSLY SET OUT OTHERWISE IN THIS AGREEMENT:
(a)	ALL CONFIDENTIAL INFORMATION PROVIDED BY OR ON BEHALF OF THE DISCLOSING PARTY IS PROVIDED ON AN “AS IS” BASIS, WITHOUT ANY WARRANTY, REPRESENTATION OR CONDITION OF ANY KIND.
(b)
WITHOUT LIMITING SECTION 1.5(a), EACH PARTY EXPRESSLY EXCLUDES THE FOLLOWING REPRESENTATIONS, CONDITIONS AND WARRANTIES WITH RESPECT TO ITS CONFIDENTIAL INFORMATION: ACCURACY, COMPLETENESS OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OR OTHER RIGHTS OF THIRD PARTIES.

1.6 Recipient’s Obligations. The Recipient will:
(a)	keep the Disclosing Party’s Confidential Information confidential and secure;
(b)
use the Disclosing Party’s Confidential Information only in accordance with this Agreement and only for the purpose of fulfilling its obligations and exercising its rights under this Agreement and will not directly or indirectly disclose, destroy, exploit or use any Confidential Information of the Disclosing Party for any other purpose;

(c)
use at least the same degree of care to protect the Disclosing Party’s Confidential Information as the Recipient uses to protect its own confidential information of a like nature, but in any event shall not use a standard of care that is less than a reasonable standard of care, taking into account the sensitivity of any applicable items of Confidential Information;

(d)
not disclose the Disclosing Party’s Confidential Information to any person other than the Recipient’s Representatives who have a need to know it for the purposes described in paragraph (b) above and who are bound by a written contract to keep confidential the confidential information of third parties including the Confidential Information, at least to the same extent as set forth in this Agreement;

(e)	not make copies of any of the Disclosing Party’s Confidential Information or modify it other than as expressly permitted under this Agreement;
(f)	not remove any confidentiality, copyright or other proprietary rights notices from any of the Disclosing Party’s Confidential Information including from any copies of such Confidential Information;
(g)	upon demand, inform the Disclosing Party of the location of the Disclosing Party’s Confidential Information and the measures that the Recipient has taken to preserve its confidentiality; and
(h)
notify the Disclosing Party immediately upon becoming aware of any unauthorized copying, disclosure or use of the Disclosing Party’s Confidential Information by the Recipient or by any Representative or other individual or entity to whom the Recipient has disclosed Confidential Information pursuant to this Agreement, and make a commercially reasonable effort to minimize the effect of any such use or disclosure.

1.7 Equitable Relief. Each party acknowledges that the Confidential Information of the other party is of value to the other party or to its suppliers and that any breach of this Agreement will cause irreparable injury to the other party or to any third party to whom the other party owes a duty of confidence, and that any such injury to the other party or to any such third party may be difficult to calculate and inadequately compensate in damages. Consequently, each party agrees that in addition to any other remedies that the other party may have, the other party shall be entitled to seek injunctive and other equitable relief, as a matter of right without proving injury, and any other remedy for any actual or potential breach of this Agreement.

License Agreement — CMS Software	Confidential

1.8 Return of Confidential Information. The Recipient shall, at any time upon request of the Disclosing Party and upon termination of this Agreement, immediately return the Disclosing Party’s Confidential Information and all copies thereof in any form whatsoever under the power or control of Recipient, to the Disclosing Party, provided that: (a) to the extent that the Recipient is not reasonably able to return any such Confidential Information, the Recipient may, with the consent of the Disclosing Party, destroy such Confidential Information and provide the Disclosing Party with a destruction certificate signed by an appropriate officer of Recipient certifying such destruction; and (b) the Recipient shall be entitled to retain the Disclosing Party’s Confidential Information if so required by applicable Laws and Regulations provided that the Recipient continues to comply with the provisions of this Agreement pertaining to the protection of Confidential Information which will extend and limit further uses and disclosures of the Disclosing Party’s Confidential Information to complying with applicable Laws and Regulations. Without limiting the foregoing, Licensee is not required to return any Confidential Information for which any right or license is granted to Licensee that survives the termination of this Agreement.
2. PRIVACY
2.1 Personal Information. The parties shall, at all times, comply with all applicable Laws and Regulations pertaining to the protection of Personal Information; provided however, that Licensor shall not be required to modify, update or upgrade the Software or Documentation to comply with any applicable Laws and Regulations, unless required to do so under a separate agreement.
2.2 Assistance. Each party will promptly provide a reasonable response to any questions posed by the other party from time to time with respect to compliance with Section 5 of this Agreement and this Schedule C.

License Agreement — CMS Software	Confidential

SCHEDULE D
DISPUTE RESOLUTION
1. DEFINITION OF DISPUTE
“Dispute” means any dispute or controversy between Licensor and Licensee (collectively the “Parties” and individually a “Party”)) with respect to any matter arising out of or in connection with this Agreement or otherwise related to this Agreement.
2. GENERAL PRINCIPLES
2.1 Application
Except where expressly excluded from the provisions of this Schedule D, all Disputes shall be resolved by employing the procedures provided for in this Schedule D.
2.2 Injunctive Relief
For clarification, the provisions of this Schedule D shall not limit or restrict the right of either Party to seek injunctive relief or to bring any action in any court of law with respect to any dispute, controversy or claim relating to the improper use or misappropriation of Intellectual Property Rights or breach of confidentiality or breach of privacy.
2.3 Suspension
Subject to the terms of this Agreement, unless requested or otherwise agreed by the other Party in writing to do so, neither Party shall stop or suspend its performance under this Agreement pending the resolution of any Dispute.
2.4 Early Resolution
All Disputes that may arise with respect to any matter governed by this Agreement shall to the fullest extent possible be resolved collectively by the Parties’ Representatives, or any person designated by any of them to deal with any category of Dispute.
2.5 Third Parties
The Parties shall cooperate to facilitate the participation of any Person that either Party reasonably believes can contribute to the resolution of any Dispute.
3. RESOLUTION
3.1 Escalation Process to Resolve a Dispute
First Level of Dispute Resolution — If the Parties’ Representatives are unable to resolve a Dispute within 10 Business Days, then the Dispute shall be referred to the President (or substantial equivalent) of each party for resolution (each an “Executive”). The Executives shall make all reasonable efforts to resolve the Dispute within 20 Business Days of its referral. Each Party shall ensure that its Executive has the necessary authority to resolve that Dispute on behalf of that Party.
3.2 Arbitration
(a)
If the time periods set out in Section 3.1 of this Schedule D applicable to any Dispute expire without that Dispute being resolved, either Party may upon Notice to the other Party, initiate arbitration of the Dispute in accordance with the Rules of the American Arbitration Association (or its successor) in effect at the date of commencement of such arbitration to the extent that the provisions of such rules are not inconsistent with the provisions of this Agreement (the “Rules”).

License Agreement — CMS Software	Confidential

(b)
If the arbitrator fails to render a decision within 30 days following the final hearing of the arbitration or any extension of time thereto granted with the written consent of both Parties, either Party may terminate the appointment of the arbitrator and a new arbitrator shall be appointed in accordance with these provisions.

(c)	The arbitration shall:
(i)	be before a single arbitrator appointed in accordance with the Rules;
(ii)	take place in Buffalo, New York at a time, date and place specified by the arbitrator unless otherwise agreed in writing by Licensee and Licensor; and
(iii)
be final and binding and may be enforced in the same manner as a judgment or order to the same effect, and no appeal shall lie therefrom except on questions of law or the jurisdiction of the arbitration.

(d)	The arbitrator:
(i)	shall not be interested financially in this Agreement or in either Party’s business;
(ii)	shall not be employed by either Party or employed by a person engaged by either Party;
(iii)	shall be required to make his award as soon as possible, and if at all practicable, within 10 days after the conclusion of the arbitration hearing;
(iv)	may appoint independent experts and any other person to assist him or her in the hearing of the arbitration;
(v)	may determine all questions of law and jurisdiction including questions as to whether the dispute is arbitrable;
(vi)	may determine any question of fact including questions of good faith, dishonesty or fraud arising in the Arbitration;
(vii)	may order any Party to furnish such further details of that Party’s case, as to fact or law, as it may require;
(viii)	may require or permit the Parties to give evidence under oath or solemn affirmation;
(ix)	may order the Parties or either of them to make interim payments towards the costs of the Arbitration;
(x)	shall have the right to grant permanent and interim damages or injunctive relief; and
(xi)
shall have the discretion to award costs including reasonable legal fees, interest and costs of the arbitration; provided that the Arbitrator shall not have the right to award any punitive or other damages specifically excluded by this Agreement.

(e)
Unless the Parties shall at any time otherwise agree in writing, the arbitrator shall have the power, on the application of either of the Parties or of its own motion (but in either case only after hearing or receiving any representations from the Parties concerned that it determines in its discretion to be appropriate):

(i)	to allow other parties to be joined in the Arbitration with their express consent, and make a single final award determining all disputes between them;

License Agreement — CMS Software	Confidential

(ii)	to allow any Party, upon such terms (as to costs and otherwise) as it shall determine, to amend its claim, defence, reply, counter-claim or defence to counter-claim;
(iii)	to extend or abbreviate any time limits provided by these Rules or by its directions;
(iv)
to direct the Parties to exchange written statements, whether or not verified by oath or affirmation, of the evidence of witnesses, and direct which of the makers of such statements are to attend before it for oral examinations;

(v)	to determine what witnesses (if any) are to attend before it, and the order and manner (including cross-examination) in which, and by whom, they are to be orally examined;
(vi)	to conduct such further or other inquiries as may appear to it to be necessary or expedient;
(vii)	to order the Parties to make any property or thing available for its inspection or inspection by another Party and inspect it in their presence;
(viii)
to order the Parties to produce to it, and to each other for inspection, and to supply copies of, any documents or classes of documents in their respective possession, control or power that it determines to be relevant;

(ix)	to order the preservation or storage of any property or thing under the control of any of the Parties relevant to the Dispute before it; and
(x)	to make interim orders for security for costs for any Party’s own costs, and to secure all or part of any amount in dispute in the Arbitration.
(f)	Each Party shall:
(i)	cooperate with the arbitrator;
(ii)	provide the arbitrator with all information in its possession or under its control necessary or relevant to the matter being determined;
(iii)	use its best efforts to cause any arbitration hearing that may be held hereunder to be:
(A)	started as soon as practicable, and not later than 60 days of when the arbitrator is appointed; and
(B)	completed as soon as practicable, and if possible, within one day.
(g)	Disputes involving more than two parties shall be settled by one arbitration, as determined by the arbitration procedures adopted in this clause.
(h)	Where by this clause any Dispute is to be referred to arbitration, the making of a final award shall be a condition precedent to any right of action by either Party against the other.
(i)	Judgment upon an award, including any interim award, rendered by the arbitrator may be entered in any Court having jurisdiction thereof.
(j)	The arbitrator’s fee shall be equally shared by the Parties. The fees of any independent experts and any other persons appointed to assist the arbitrator shall be shared equally by the Parties.

License Agreement — CMS Software	Confidential

3.3 Confidentiality
The existence of any Dispute being resolved under this Schedule D and any steps or proceedings taken by the Parties in connection therewith shall be deemed to be Confidential Information of the Parties, except to the extent that disclosure of such information is required by Laws and Regulations or is necessary in connection with proceedings instituted in a court of competent jurisdiction as permitted in this Agreement.

License Agreement — CMS Software	Confidential

IN WITNESS WHEREOF THE PARTIES hereto have executed this Agreement as of the Effective Date:

HearUSA, INC.			HELIX HEARING CARE OF AMERICA CORP.

Signature:	/s/ Stephen J. Hansbrough		Signature:	/s/ Stephen J. Hansbrough

	Name:	Stephen J. Hansbrough		Name:	Stephen J. Hansbrough
	Title:	Chairman and CEO		Title:	Chairman and CEO
[Signature page to License Agreement]

License Agreement — CMS Software	Confidential